Exhibit 99.2

Earnings Release and Supplemental Information Package

First Quarter 2024

amh

AMH

2

AMH
Earnings Press Release
AMH Reports First Quarter 2024 Financial and Operating Results
Seasonal Demand Drives Strong Early Spring Leasing Activity
LAS VEGAS, May 2, 2024—AMH (NYSE: AMH) (the “Company”), a leading large-scale integrated owner, operator and developer of single-family rental homes, today announced its financial and operating results for the quarter ended March 31, 2024.
Highlights
•Rents and other single-family property revenues increased 6.5% year-over-year to $423.6 million for the first quarter of 2024.
•Net income attributable to common shareholders totaled $109.3 million, or $0.30 per diluted share, for the first quarter of 2024, compared to $117.5 million, or $0.32 per diluted share, for the first quarter of 2023.
•Core Funds from Operations (“Core FFO”) attributable to common share and unit holders increased 5.8% year-over-year to $0.43 per FFO share and unit for the first quarter of 2024 and Adjusted Funds from Operations (“Adjusted FFO”) attributable to common share and unit holders increased 6.5% year-over-year to $0.40 per FFO share and unit for the first quarter of 2024.
•Core Net Operating Income (“Core NOI”) from Same-Home properties increased by 4.9% year-over-year for the first quarter of 2024.
•Achieved Same-Home Average Occupied Days Percentage of 96.2% in the first quarter of 2024, while generating 4.8% rate growth on new leases and 5.9% rate growth on renewals, resulting in 5.6% blended rate growth.
•Delivered a total of 469 high-quality and energy-efficient newly constructed homes from our AMH Development Program to our wholly-owned portfolio and unconsolidated joint ventures in the first quarter of 2024.
“2024 is off to a strong start with demand accelerating into the spring leasing season as expected. Our property management team has done a great job positioning us for success as we enter our busiest period of the year,” stated David P. Singelyn, AMH’s Chief Executive Officer. “Additionally, stable and responsible growth through our differentiated AMH Development Program continues to add much needed national housing stock while also providing quality housing to residents and creating value for our shareholders. We remain on track to deliver another year of strong results.”
First Quarter 2024 Financial Results
Net income attributable to common shareholders totaled $109.3 million, or $0.30 per diluted share, for the first quarter of 2024, compared to $117.5 million, or $0.32 per diluted share, for the first quarter of 2023. The decrease was primarily due to lower net gains on property sales, partially offset by higher rental rates.
Rents and other single-family property revenues increased 6.5% to $423.6 million for the first quarter of 2024, compared to $397.7 million for the first quarter of 2023. Revenue growth was primarily driven by higher rental rates.
Core NOI from our total portfolio increased 7.6% to $237.7 million for the first quarter of 2024, compared to $220.9 million for the first quarter of 2023. This growth was driven by a 7.0% increase in core revenues resulting primarily from higher rental rates, partially offset by a 5.9% increase in core property operating expenses.
For the Company’s Same-Home portfolio, core revenues increased 5.3% to $334.1 million for the first quarter of 2024, compared to $317.4 million for the first quarter of 2023, which was driven by a 5.9% increase in Average Monthly Realized Rent per property, partially offset by a 100 basis point decrease in Average Occupied Days Percentage. Core property operating expenses from Same-Home properties increased 5.9% to $114.8 million for the first quarter of 2024, compared to $108.4 million for the first quarter of 2023, primarily driven by increased property tax expense from anticipated 2024

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	3

AMH
Earnings Press Release (continued)
property tax assessments and inflationary increases in repairs and maintenance and turnover costs, net and insurance costs. As a result, Core NOI from Same-Home properties increased 4.9% to $219.3 million for the first quarter of 2024, compared to $209.0 million for the first quarter of 2023.
Core FFO attributable to common share and unit holders was $180.9 million, or $0.43 per FFO share and unit, for the first quarter of 2024, compared to $168.5 million, or $0.41 per FFO share and unit, for the first quarter of 2023. Adjusted FFO attributable to common share and unit holders was $166.0 million, or $0.40 per FFO share and unit, for the first quarter of 2024, compared to $153.5 million, or $0.37 per FFO share and unit, for the first quarter of 2023. These improvements were primarily attributable to higher rental rates.
Portfolio
Average Occupied Days Percentage was 95.3% for the first quarter of 2024, compared to 95.0% for the fourth quarter of 2023.
Investments
As of March 31, 2024, the Company’s wholly-owned portfolio consisted of 59,343 homes, compared to 59,332 homes as of December 31, 2023, an increase of 11 homes during the first quarter of 2024, which included 441 newly constructed homes delivered to our operating portfolio through our AMH Development Program, 22 newly constructed homes to be disposed and 19 homes acquired through our National Builder Program, partially offset by 471 homes sold to third parties. During the first quarter of 2024, we also developed an additional 28 newly constructed homes which were delivered to our unconsolidated joint ventures, aggregating to 469 total program deliveries through our AMH Development Program. As of March 31, 2024, the Company had 728 properties held for sale and 3,004 properties held in unconsolidated joint ventures.
Capital Activities, Balance Sheet and Liquidity
In January 2024, the Company issued 932,746 Class A common shares under its at-the-market common share offering program (the “2023 At-the-Market Program”) at an average sales price of $36.19 per share, receiving net proceeds of $33.2 million after commissions and other expenses of $0.5 million.
In March 2024, the Company sold an additional 2,987,024 Class A common shares through a forward sale agreement under its 2023 At-the-Market Program at an average sales price of $37.03 per share for future estimated net proceeds of $108.6 million after commissions and other adjustments. The forward sale agreement expires in February 2025 and the Company expects to use these net proceeds to repay outstanding indebtedness, to invest in additional portfolio growth opportunities and for general corporate purposes.
During the first quarter of 2024, American Homes 4 Rent, L.P. (the “Operating Partnership”), the entity through which the Company conducts substantially all of its business and owns, directly or through subsidiaries, substantially all of its assets, issued $600.0 million of 5.500% unsecured senior notes with a maturity date of February 1, 2034 (the “2034 Notes”), which carry a green bond designation and were issued under the Company’s green finance framework. Interest on the 2034 Notes is payable semi-annually in arrears on February 1 and August 1 of each year, commencing on August 1, 2024. The Operating Partnership received aggregate net proceeds of $595.5 million from this offering, after underwriting fees of $3.9 million and a $0.6 million discount, and before offering costs of $1.3 million.

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	4

AMH
Earnings Press Release (continued)
During the first quarter of 2024, the Company paid off the outstanding principal on the AMH 2014-SFR2 asset-backed securitization of approximately $460.6 million, which resulted in $1.0 million of charges related to the write-off of unamortized deferred financing costs and related legal fees.
As of March 31, 2024, the Company had cash and cash equivalents of $124.8 million and had total outstanding debt of $4.6 billion, excluding unamortized discounts and unamortized deferred financing costs, with a weighted-average interest rate of 4.2% and a weighted-average term to maturity of 12.0 years. The Company had no outstanding borrowings on its $1.25 billion revolving credit facility. Additionally, the Company’s AMH 2014-SFR3 securitization, which had a balance of $475.2 million as of March 31, 2024, is scheduled to mature in the fourth quarter of 2024. During the first quarter of 2024, the Company generated $56.8 million of Retained Cash Flow and sold 471 properties generating $144.7 million of net proceeds.
Sustainability Update
The Company published its sixth annual Sustainability Report highlighting its commitment to Environmental, Social, and Governance (“ESG”) considerations as part of its strategy to deliver long-term value to its stakeholders. The report provides transparency on the Company’s ESG performance with notable highlights including the opening of our first solar-enabled community, establishment of a Health and Safety Committee, and the launch of the AMH Cares Foundation. The full report can be downloaded on the Company’s website at www.amh.com, under “Investor relations.”

2024 Guidance
Set forth below are the Company’s current expectations with respect to full year 2024 Core FFO attributable to common share and unit holders and our underlying assumptions. In reliance on the exception provided by applicable SEC rules, the Company does not provide guidance for GAAP net income, the most comparable GAAP financial measure, or a reconciliation of 2024 Core FFO guidance to GAAP net income because we are unable to reasonably predict the following items which are included in GAAP net income: (i) gain on sale and impairment of single-family properties and other, net for consolidated properties and unconsolidated joint ventures, (ii) acquisition and other transaction costs and (iii) hurricane-related charges, net. The actual amounts for any and all of these items could significantly impact our 2024 GAAP net income and, as disclosed in our historical financial results, have significantly impacted GAAP net income in prior periods.
Guidance Summary

Full Year 2024 (Unchanged)
Core FFO attributable to common share and unit holders	$1.70 - $1.76
Core FFO attributable to common share and unit holders growth	2.4% - 6.0%

Same-Home
Core revenues growth	3.75% - 5.75%
Core property operating expenses growth	5.25% - 7.25%
Core NOI growth	3.00% - 5.00%

Full Year 2024 (Unchanged)
Investment Program	Properties	Investment
Wholly owned acquisitions	—	—
Wholly owned development deliveries	1,825 - 1,975	$700 - $800 million
Wholly owned land and development pipeline	—	$100 - $150 million
Pro rata share of JV and Property Enhancing Capex	—	$100 - $150 million
Total capital investment (wholly owned and pro rata JV)	1,825 - 1,975	$0.9 - $1.1 billion
Total gross capital investment (JVs at 100%)	2,200 - 2,400	$1.1 - $1.3 billion

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	5

AMH
Earnings Press Release (continued)

Additional Information
A copy of the Company’s First Quarter 2024 Earnings Release and Supplemental Information Package and this press release are available on our website at www.amh.com, under “Investor relations.” This information has also been furnished to the SEC in a current report on Form 8-K.

Conference Call
A conference call is scheduled on Friday, May 3, 2024 at 12:00 p.m. Eastern Time to discuss the Company’s financial results for the quarter ended March 31, 2024 and to provide an update on its business. The domestic dial-in number is (877) 451-6152 (U.S. and Canada) and the international dial-in number is (201) 389-0879 (passcode not required). A simultaneous audio webcast may be accessed by using the link at www.amh.com, under “Investor relations.” A replay of the conference call may be accessed through Friday, May 17, 2024 by calling (844) 512-2921 (U.S. and Canada) or (412) 317-6671 (international), replay passcode number 13742950#, or by using the link at www.amh.com, under “Investor relations.”
About AMH
AMH (NYSE: AMH) is a leading large-scale integrated owner, operator and developer of single-family rental homes. We’re an internally managed Maryland real estate investment trust (REIT) focused on acquiring, developing, renovating, leasing and managing homes as rental properties. Our goal is to simplify the experience of leasing a home and deliver peace of mind to households across the country.
In recent years, we’ve been named one of Fortune’s 2023 Best Workplaces in Real Estate™, a 2024 Great Place to Work®, a 2023 Most Loved Workplace®, a 2023 Top U.S. Homebuilder by Builder100, and one of America’s Most Responsible Companies 2024 and Most Trustworthy Companies in America 2024 by Newsweek and Statista Inc. As of March 31, 2024, we owned nearly 60,000 single-family properties in the Southeast, Midwest, Southwest and Mountain West regions of the United States. Additional information about AMH is available on our website at www.amh.com.
AMH refers to one or more of American Homes 4 Rent, American Homes 4 Rent, L.P. and their subsidiaries and joint ventures. In certain states, we operate under AMH Living or American Homes 4 Rent. Please see www.amh.com/dba to learn more.
Cautionary Note Regarding Forward-Looking Statements
This press release and the accompanying Supplemental Information Package contain “forward-looking statements.” These forward-looking statements relate to beliefs, expectations or intentions and similar statements concerning matters that are not of historical fact and are generally accompanied by words such as “estimate,” “project,” “predict,” “believe,” “expect,” “anticipate,” “intend,” “potential,” “plan,” “goal,” “outlook,” “guidance” or other words that convey the uncertainty of future events or outcomes. Examples of forward-looking statements contained in this press release and the Supplemental Information Package include, among others, our 2024 Guidance, our belief that our acquisition and homebuilding programs will result in continued growth and the estimated timing of our development deliveries set forth in the Supplemental Information Package. The Company has based these forward-looking statements on its current expectations and assumptions about future events. While the Company’s management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond the Company’s control and could cause actual results to differ materially from any future results, performance or achievements expressed or implied by these

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	6

AMH
Earnings Press Release (continued)
forward-looking statements. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company undertakes no obligation to update any forward-looking statements to conform to actual results or changes in its expectations, unless required by applicable law. For a further description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to the business of the Company in general, see the “Risk Factors” disclosed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 and in the Company’s subsequent filings with the SEC.

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	7

AMH
Select Non-GAAP Reconciliations – Core Net Operating Income
(Amounts in thousands)
(Unaudited)

The following are reconciliations of core revenues, Same-Home core revenues, core property operating expenses, Same-Home core property operating expenses, Core NOI and Same-Home Core NOI to their respective GAAP metrics for the three months ended March 31, 2024 and 2023:

	For the Three Months Ended Mar 31,
	2024	2023
Core revenues and Same-Home core revenues
Rents and other single-family property revenues	$423,555	$397,703
Tenant charge-backs	(57,337)	(55,395)
Core revenues	366,218	342,308
Less: Non-Same-Home core revenues	(32,119)	(24,903)
Same-Home core revenues	$334,099	$317,405

Core property operating expenses and Same-Home core property operating expenses
Property operating expenses	$155,927	$147,068
Property management expenses	31,402	30,800
Noncash share-based compensation - property management	(1,444)	(1,066)
Expenses reimbursed by tenant charge-backs	(57,337)	(55,395)
Core property operating expenses	128,548	121,407
Less: Non-Same-Home core property operating expenses	(13,793)	(13,016)
Same-Home core property operating expenses	$114,755	$108,391

Core NOI and Same-Home Core NOI
Net income	$128,095	$137,699
Loss on early extinguishment of debt	954	—
Gain on sale and impairment of single-family properties and other, net	(68,901)	(84,659)
Depreciation and amortization	115,726	112,717
Acquisition and other transaction costs	3,324	5,076
Noncash share-based compensation - property management	1,444	1,066
Interest expense	38,577	35,882
General and administrative expense	21,885	17,855
Other income and expense, net	(3,434)	(4,735)
Core NOI	237,670	220,901
Less: Non-Same-Home Core NOI	(18,326)	(11,887)
Same-Home Core NOI	$219,344	$209,014

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	8

AMH
Select Non-GAAP Reconciliations – Core Net Operating Income (continued)
(Amounts in thousands)
(Unaudited)

The following are reconciliations of core revenues, Same-Home core revenues, core property operating expenses, Same-Home core property operating expenses, Core NOI, Same-Home Core NOI, Unencumbered Core NOI and Encumbered Core NOI to their respective GAAP metrics for the trailing five quarters:

	For the Three Months Ended
	Mar 31, 2024	Dec 31, 2023	Sep 30, 2023	Jun 30, 2023	Mar 31, 2023
Core revenues and Same-Home core revenues
Rents and other single-family property revenues	$423,555	$408,657	$421,697	$395,548	$397,703
Tenant charge-backs	(57,337)	(48,506)	(65,840)	(45,814)	(55,395)
Core revenues	366,218	360,151	355,857	349,734	342,308
Less: Non-Same-Home core revenues	(32,119)	(30,106)	(28,706)	(27,050)	(24,903)
Same-Home core revenues	$334,099	$330,045	$327,151	$322,684	$317,405

Core property operating expenses and Same-Home core property operating expenses
Property operating expenses	$155,927	$142,797	$167,041	$142,553	$147,068
Property management expenses	31,402	31,112	30,785	30,666	30,800
Noncash share-based compensation - property management	(1,444)	(879)	(953)	(1,132)	(1,066)
Expenses reimbursed by tenant charge-backs	(57,337)	(48,506)	(65,840)	(45,814)	(55,395)
Core property operating expenses	128,548	124,524	131,033	126,273	121,407
Less: Non-Same-Home core property operating expenses	(13,793)	(12,940)	(13,142)	(12,183)	(13,016)
Same-Home core property operating expenses	$114,755	$111,584	$117,891	$114,090	$108,391

Core NOI and Same-Home Core NOI
Net income	$128,095	$90,937	$88,092	$115,414	$137,699
Loss on early extinguishment of debt	954	—	—	—	—
Gain on sale and impairment of single-family properties and other, net	(68,901)	(29,082)	(33,335)	(62,758)	(84,659)
Depreciation and amortization	115,726	115,771	114,863	113,199	112,717
Acquisition and other transaction costs	3,324	4,260	3,399	4,175	5,076
Noncash share-based compensation - property management	1,444	879	953	1,132	1,066
Interest expense	38,577	35,091	34,381	34,844	35,882
General and administrative expense	21,885	18,487	18,336	19,937	17,855
Other income and expense, net	(3,434)	(716)	(1,865)	(2,482)	(4,735)
Core NOI	237,670	235,627	224,824	223,461	220,901
Less: Non-Same-Home Core NOI	(18,326)	(17,166)	(15,564)	(14,867)	(11,887)
Same-Home Core NOI	$219,344	$218,461	$209,260	$208,594	$209,014

Unencumbered Core NOI and Encumbered Core NOI
Core NOI	$237,670	$235,627	$224,824	$223,461	$220,901
Less: Encumbered Core NOI (1)	(51,435)	(51,304)	(48,758)	(48,563)	(48,101)
Unencumbered Core NOI (1)	$186,235	$184,323	$176,066	$174,898	$172,800
(1)Encumbered Core NOI and Unencumbered Core NOI for each quarter reflect the encumbered and unencumbered portfolios as of March 31, 2024.

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	9

AMH
Fact Sheet
(Amounts in thousands, except per share and property data)
(Unaudited)

	For the Three Months Ended Mar 31,
	2024	2023
Operating Data
Net income attributable to common shareholders	$109,289	$117,465
Core revenues	$366,218	$342,308
Core NOI	$237,670	$220,901
Core NOI margin	64.9%	64.5%
Fully Adjusted EBITDAre	$212,736	$197,033
Fully Adjusted EBITDAre Margin	57.6%	57.0%
Per FFO share and unit:
FFO attributable to common share and unit holders	$0.40	$0.38
Core FFO attributable to common share and unit holders	$0.43	$0.41
Adjusted FFO attributable to common share and unit holders	$0.40	$0.37

	Mar 31, 2024	Dec 31, 2023	Sep 30, 2023	Jun 30, 2023	Mar 31, 2023
Selected Balance Sheet Information - end of period
Single-family properties in operation, net	$10,217,286	$10,165,719	$10,132,185	$10,007,290	$9,917,123
Total assets	$12,761,092	$12,688,190	$12,559,377	$12,522,438	$12,420,013
Outstanding borrowings under revolving credit facility	$—	$90,000	$—	$—	$—
Total Debt	$4,561,186	$4,517,158	$4,433,095	$4,438,629	$4,444,863
Total Capitalization	$20,154,156	$19,717,611	$18,591,650	$19,322,870	$17,668,693
Total Debt to Total Capitalization	22.6%	22.9%	23.8%	23.0%	25.2%
Net Debt and Preferred Shares to Adjusted EBITDAre	5.3 x	5.4 x	5.4 x	5.3 x	5.4 x
NYSE AMH Class A common share closing price	$36.78	$35.96	$33.69	$35.45	$31.45

Portfolio Data - end of period
Occupied single-family properties	56,362	55,768	55,949	56,000	56,049
Single-family properties leased, not yet occupied	418	251	299	393	412
Single-family properties in turnover process	1,491	2,053	1,803	1,437	1,041
Single-family properties recently renovated or developed	337	384	333	215	234
Single-family properties newly acquired and under renovation	7	14	8	—	—
Total single-family properties, excluding properties held for sale	58,615	58,470	58,392	58,045	57,736
Single-family properties held for sale	728	862	700	648	903
Total single-family properties wholly owned	59,343	59,332	59,092	58,693	58,639
Single-family properties managed under joint ventures	3,004	2,978	2,936	2,846	2,688
Total single-family properties wholly owned and managed	62,347	62,310	62,028	61,539	61,327
Total Average Occupied Days Percentage (1)	95.3%	95.0%	95.6%	96.2%	96.3%
Same-Home Average Occupied Days Percentage (53,250 properties)	96.2%	96.1%	96.5%	97.0%	97.2%

Other Data
Distributions declared per common share	$0.26	$0.22	$0.22	$0.22	$0.22
Distributions declared per Series G perpetual preferred share	$0.37	$0.37	$0.37	$0.37	$0.37
Distributions declared per Series H perpetual preferred share	$0.39	$0.39	$0.39	$0.39	$0.39
(1)Calculated based on total single-family properties wholly owned, excluding properties held for sale.

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	10

AMH
Condensed Consolidated Statements of Operations
(Amounts in thousands, except share and per share data)
(Unaudited)

	For the Three Months Ended Mar 31,
	2024	2023
Rents and other single-family property revenues	$423,555	$397,703

Expenses:
Property operating expenses	155,927	147,068
Property management expenses	31,402	30,800
General and administrative expense	21,885	17,855
Interest expense	38,577	35,882
Acquisition and other transaction costs	3,324	5,076
Depreciation and amortization	115,726	112,717
Total expenses	366,841	349,398

Gain on sale and impairment of single-family properties and other, net	68,901	84,659
Loss on early extinguishment of debt	(954)	—
Other income and expense, net	3,434	4,735

Net income	128,095	137,699

Noncontrolling interest	15,320	16,748
Dividends on preferred shares	3,486	3,486

Net income attributable to common shareholders	$109,289	$117,465

Weighted-average common shares outstanding:
Basic	366,513,257	360,353,124
Diluted	366,972,293	360,674,370

Net income attributable to common shareholders per share:
Basic	$0.30	$0.33
Diluted	$0.30	$0.32

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	11

AMH
Funds from Operations
(Amounts in thousands, except share and per share data)
(Unaudited)

	For the Three Months Ended Mar 31,
	2024	2023
Net income attributable to common shareholders	$109,289	$117,465
Adjustments:
Noncontrolling interests in the Operating Partnership	15,320	16,748
Gain on sale and impairment of single-family properties and other, net	(68,901)	(84,659)
Adjustments for unconsolidated joint ventures	1,597	510
Depreciation and amortization	115,726	112,717
Less: depreciation and amortization of non-real estate assets	(4,655)	(4,177)
FFO attributable to common share and unit holders	$168,376	$158,604
Adjustments:
Acquisition, other transaction costs and other	3,324	5,076
Noncash share-based compensation - general and administrative	6,839	3,743
Noncash share-based compensation - property management	1,444	1,066
Loss on early extinguishment of debt	954	—
Core FFO attributable to common share and unit holders	$180,937	$168,489
Recurring Capital Expenditures	(14,124)	(14,193)
Leasing costs	(795)	(808)
Adjusted FFO attributable to common share and unit holders	$166,018	$153,488

Per FFO share and unit:
FFO attributable to common share and unit holders	$0.40	$0.38
Core FFO attributable to common share and unit holders	$0.43	$0.41
Adjusted FFO attributable to common share and unit holders	$0.40	$0.37

Weighted-average FFO shares and units:
Common shares outstanding	366,513,257	360,353,124
Share-based compensation plan and forward sale equity contracts (1)	878,863	689,437
Operating partnership units	51,376,980	51,376,980
Total weighted-average FFO shares and units	418,769,100	412,419,541
(1)Reflects the effect of potentially dilutive securities issuable upon the assumed vesting/exercise of restricted stock units and stock options and the dilutive effect of forward sale equity contracts under the treasury stock method.

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	12

AMH
Core Net Operating Income – Total Portfolio
(Amounts in thousands)
(Unaudited)

	For the Three Months Ended Mar 31,
	2024	2023
Rents from single-family properties	$362,049	$340,214
Fees from single-family properties	8,001	7,440
Bad debt	(3,832)	(5,346)
Core revenues	366,218	342,308

Property tax expense	64,588	59,885
HOA fees, net (1)	6,314	5,981
R&M and turnover costs, net (1)	24,846	23,616
Insurance	4,777	3,931
Property management expenses, net (2)	28,023	27,994
Core property operating expenses	128,548	121,407

Core NOI	$237,670	$220,901
Core NOI margin	64.9%	64.5%

	For the Three Months Ended Mar 31, 2024
	Same-Home Properties	Stabilized Properties	Non-Stabilized Properties (3)	Held for Sale and Other Properties (4)	Total Single-Family Properties Wholly Owned
Property count	53,250	2,829	2,526	738	59,343
Average Occupied Days Percentage	96.2%	93.6%	75.7%	54.8%	94.8%

Rents from single-family properties	$330,000	$18,506	$10,955	$2,588	$362,049
Fees from single-family properties	7,214	395	325	67	8,001
Bad debt	(3,115)	(162)	(251)	(304)	(3,832)
Core revenues	334,099	18,739	11,029	2,351	366,218

Property tax expense	58,417	3,140	2,263	768	64,588
HOA fees, net (1)	5,781	305	206	22	6,314
R&M and turnover costs, net (1)	21,858	1,116	1,277	595	24,846
Insurance	4,265	250	200	62	4,777
Property management expenses, net (2)	24,434	1,259	2,053	277	28,023
Core property operating expenses	114,755	6,070	5,999	1,724	128,548

Core NOI	$219,344	$12,669	$5,030	$627	$237,670
Core NOI margin	65.7%	67.6%	45.6%	26.7%	64.9%
(1)Presented net of tenant charge-backs.
(2)Presented net of tenant charge-backs and excludes noncash share-based compensation expense related to centralized and field property management employees.
(3)Includes 1,191 recently renovated or developed properties that do not meet the definition of Stabilized Property at the start of the quarter and 1,335 legacy-tenant properties which have not experienced tenant turnover under our ownership (the majority of which were acquired through bulk acquisitions, such as the ARPI merger) or properties currently out of service due to a casualty loss.
(4)Includes 728 properties held for sale, 7 properties newly acquired and under renovation that are not yet placed into service and 3 properties identified for future sale. Average Occupied Days Percentage is calculated based only on properties held for sale.

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	13

AMH
Same-Home Results – Quarterly Comparisons
(Amounts in thousands, except property and per property data)
(Unaudited)

	For the Three Months Ended Mar 31,
	2024	2023	Change
Number of Same-Home properties	53,250	53,250
Average Occupied Days Percentage	96.2%	97.2%	(1.0)%
Average Monthly Realized Rent per Property	$2,147	$2,027	5.9%
Turnover Rate	6.6%	6.4%	0.2%
Turnover Rate - TTM	29.8%	N/A

Core NOI:
Rents from single-family properties	$330,000	$314,786	4.8%
Fees from single-family properties	7,214	6,671	8.1%
Bad debt	(3,115)	(4,052)	(23.1)%
Core revenues	334,099	317,405	5.3%

Property tax expense	58,417	54,221	7.7%
HOA fees, net (1)	5,781	5,476	5.6%
R&M and turnover costs, net (1)	21,858	20,456	6.9%
Insurance	4,265	3,589	18.8%
Property management expenses, net (2)	24,434	24,649	(0.9)%
Core property operating expenses	114,755	108,391	5.9%

Core NOI	$219,344	$209,014	4.9%
Core NOI margin	65.7%	65.9%

Selected Property Expenditure Details:
Recurring Capital Expenditures	$13,092	$12,721	2.9%

Per property:
Average Recurring Capital Expenditures	$246	$239	2.9%
Average R&M and turnover costs, net, plus Recurring Capital Expenditures	$656	$623	5.3%

Property Enhancing Capex	$8,487	$13,778
(1)Presented net of tenant charge-backs.
(2)Presented net of tenant charge-backs and excludes noncash share-based compensation expense related to centralized and field property management employees.

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	14

AMH
Same-Home Results – Sequential Quarterly Results
(Amounts in thousands, except per property data)
(Unaudited)

	For the Three Months Ended
	Mar 31, 2024	Dec 31, 2023	Sep 30, 2023	Jun 30, 2023	Mar 31, 2023
Average Occupied Days Percentage	96.2%	96.1%	96.5%	97.0%	97.2%
Average Monthly Realized Rent per Property	$2,147	$2,126	$2,101	$2,063	$2,027

Average Change in Rent for Renewals	5.9%	6.0%	7.1%	6.8%	6.8%
Average Change in Rent for Re-Leases	4.8%	4.2%	7.0%	9.0%	7.5%
Average Blended Change in Rent	5.6%	5.5%	7.0%	7.5%	7.0%

Core NOI:
Rents from single-family properties	$330,000	$326,576	$323,988	$319,618	$314,786
Fees from single-family properties	7,214	7,139	7,257	6,715	6,671
Bad debt	(3,115)	(3,670)	(4,094)	(3,649)	(4,052)
Core revenues	334,099	330,045	327,151	322,684	317,405

Property tax expense	58,417	54,298	54,722	55,620	54,221
HOA fees, net (1)	5,781	5,992	6,226	5,834	5,476
R&M and turnover costs, net (1)	21,858	22,491	28,598	24,061	20,456
Insurance	4,265	4,227	4,225	4,184	3,589
Property management expenses, net (2)	24,434	24,576	24,120	24,391	24,649
Core property operating expenses	114,755	111,584	117,891	114,090	108,391

Core NOI	$219,344	$218,461	$209,260	$208,594	$209,014
Core NOI margin	65.7%	66.2%	64.0%	64.6%	65.9%

Selected Property Expenditure Details:
Recurring Capital Expenditures	$13,092	$15,183	$21,377	$18,673	$12,721

Per property:
Average Recurring Capital Expenditures	$246	$285	$401	$351	$239
Average R&M and turnover costs, net, plus Recurring Capital Expenditures	$656	$707	$938	$803	$623

Property Enhancing Capex	$8,487	$7,509	$13,883	$13,721	$13,778
(1)Presented net of tenant charge-backs.
(2)Presented net of tenant charge-backs and excludes noncash share-based compensation expense related to centralized and field property management employees.

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	15

AMH
Same-Home Results – Operating Metrics by Market

Market	Number of Properties	Gross Book Value per Property	% of 1Q24 NOI	Avg. Change in Rent for Renewals (1)	Avg. Change in Rent for Re-Leases (1)	Avg. Blended Change in Rent (1)
Atlanta, GA	5,272	$219,487	9.6%	5.8%	4.6%	5.4%
Dallas-Fort Worth, TX	3,788	174,291	5.9%	6.3%	6.3%	6.3%
Charlotte, NC	3,774	213,592	7.4%	6.2%	5.5%	6.0%
Nashville, TN	3,007	242,586	7.0%	5.3%	5.6%	5.4%
Phoenix, AZ	2,965	210,996	6.3%	5.8%	2.4%	4.8%
Indianapolis, IN	2,791	173,300	4.0%	5.9%	5.6%	5.9%
Jacksonville, FL	2,781	208,021	4.8%	6.0%	3.7%	5.3%
Tampa, FL	2,575	221,028	4.7%	7.3%	5.0%	6.6%
Houston, TX	2,238	178,564	3.0%	5.5%	4.3%	5.2%
Cincinnati, OH	2,059	194,842	3.9%	5.4%	5.1%	5.3%
Raleigh, NC	2,054	198,836	3.6%	6.4%	4.8%	6.0%
Columbus, OH	2,051	190,141	3.8%	6.1%	5.9%	6.0%
Salt Lake City, UT	1,834	301,072	4.7%	4.4%	2.5%	3.8%
Orlando, FL	1,655	204,168	3.0%	7.5%	5.8%	7.1%
Las Vegas, NV	1,592	252,450	3.4%	3.9%	2.8%	3.6%
Greater Chicago area, IL and IN	1,498	191,297	2.7%	6.0%	6.2%	6.0%
Charleston, SC	1,464	228,815	2.9%	5.6%	6.1%	5.8%
San Antonio, TX	1,166	195,239	1.6%	4.3%	(0.4)%	2.9%
Savannah/Hilton Head, SC	975	202,900	1.9%	7.9%	10.4%	8.7%
Seattle, WA (2)	924	322,586	2.3%	5.7%	7.1%	6.1%
All Other (3)	6,787	221,171	13.5%	5.7%	4.7%	5.3%
Total/Average	53,250	$213,093	100.0%	5.9%	4.8%	5.6%

	Average Occupied Days Percentage			Average Monthly Realized Rent per Property
Market	1Q24 QTD	1Q23 QTD	Change	1Q24 QTD	1Q23 QTD	Change
Atlanta, GA	95.8%	97.1%	(1.3)%	$2,174	$2,053	5.9%
Dallas-Fort Worth, TX	95.3%	97.8%	(2.5)%	2,220	2,092	6.1%
Charlotte, NC	96.3%	97.3%	(1.0)%	2,093	1,954	7.1%
Nashville, TN	96.4%	96.8%	(0.4)%	2,269	2,139	6.1%
Phoenix, AZ	94.6%	96.9%	(2.3)%	2,094	1,986	5.4%
Indianapolis, IN	97.9%	96.5%	1.4%	1,808	1,722	5.0%
Jacksonville, FL	95.9%	97.7%	(1.8)%	2,109	2,005	5.2%
Tampa, FL	95.6%	97.9%	(2.3)%	2,320	2,166	7.1%
Houston, TX	96.8%	97.9%	(1.1)%	1,996	1,910	4.5%
Cincinnati, OH	97.5%	97.1%	0.4%	2,057	1,941	6.0%
Raleigh, NC	96.0%	96.6%	(0.6)%	1,971	1,863	5.8%
Columbus, OH	96.7%	96.6%	0.1%	2,099	1,977	6.2%
Salt Lake City, UT	96.9%	96.8%	0.1%	2,377	2,273	4.6%
Orlando, FL	96.6%	97.6%	(1.0)%	2,269	2,106	7.7%
Las Vegas, NV	95.4%	97.1%	(1.7)%	2,172	2,090	3.9%
Greater Chicago area, IL and IN	97.8%	97.9%	(0.1)%	2,350	2,215	6.1%
Charleston, SC	96.6%	97.9%	(1.3)%	2,230	2,091	6.6%
San Antonio, TX	93.9%	96.0%	(2.1)%	1,927	1,865	3.3%
Savannah/Hilton Head, SC	97.1%	98.7%	(1.6)%	2,122	1,959	8.3%
Seattle, WA (2)	96.2%	95.9%	0.3%	2,688	2,524	6.5%
All Other (3)	96.1%	96.9%	(0.8)%	2,134	2,010	6.2%
Total/Average	96.2%	97.2%	(1.0)%	$2,147	$2,027	5.9%
(1)Reflected for the three months ended March 31, 2024.
(2)Reflects 122 properties reclassed from the Seattle, WA market to the Portland, OR market which is presented in the All Other grouping.
(3)Represents 15 markets in 13 states.

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	16

AMH
Condensed Consolidated Balance Sheets
(Amounts in thousands)

	Mar 31, 2024	Dec 31, 2023
	(Unaudited)
Assets
Single-family properties:
Land	$2,248,041	$2,234,301
Buildings and improvements	10,775,882	10,651,388
Single-family properties in operation	13,023,923	12,885,689
Less: accumulated depreciation	(2,806,637)	(2,719,970)
Single-family properties in operation, net	10,217,286	10,165,719
Single-family properties under development and development land	1,359,339	1,409,424
Single-family properties and land held for sale, net	229,431	182,082
Total real estate assets, net	11,806,056	11,757,225
Cash and cash equivalents	124,826	59,385
Restricted cash	158,465	162,476
Rent and other receivables	44,752	42,823
Escrow deposits, prepaid expenses and other assets	392,147	406,138
Investments in unconsolidated joint ventures	114,567	114,198
Asset-backed securitization certificates	—	25,666
Goodwill	120,279	120,279
Total assets	$12,761,092	$12,688,190

Liabilities
Revolving credit facility	$—	$90,000
Asset-backed securitizations, net	1,407,380	1,871,421
Unsecured senior notes, net	3,095,733	2,500,226
Accounts payable and accrued expenses	553,248	573,660
Total liabilities	5,056,361	5,035,307

Commitments and contingencies

Equity
Shareholders’ equity:
Class A common shares	3,657	3,643
Class B common shares	6	6
Preferred shares	92	92
Additional paid-in capital	7,394,461	7,357,848
Accumulated deficit	(381,508)	(394,908)
Accumulated other comprehensive income	721	843
Total shareholders’ equity	7,017,429	6,967,524
Noncontrolling interest	687,302	685,359
Total equity	7,704,731	7,652,883

Total liabilities and equity	$12,761,092	$12,688,190

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	17

AMH
Debt Summary as of March 31, 2024
(Amounts in thousands)
(Unaudited)

	Secured	Unsecured	Total Balance	% of Total	Interest Rate (1)	Years to Maturity (2)
Floating rate debt:
Revolving credit facility (3)	$—	$—	$—	—%	6.34%	2.0
Total floating rate debt	—	—	—	—%	6.34%	2.0

Fixed rate debt:
AMH 2014-SFR3 securitization	475,240	—	475,240	10.3%	4.40%	0.7
AMH 2015-SFR1 securitization	500,843	—	500,843	10.9%	4.14%	21.0
AMH 2015-SFR2 securitization	435,103	—	435,103	9.5%	4.36%	21.5
2028 unsecured senior notes	—	500,000	500,000	11.0%	4.08%	3.9
2029 unsecured senior notes	—	400,000	400,000	8.8%	4.90%	4.9
2031 unsecured senior notes	—	450,000	450,000	9.9%	2.46%	7.3
2032 unsecured senior notes	—	600,000	600,000	13.2%	3.63%	8.0
2034 unsecured senior notes	—	600,000	600,000	13.2%	5.50%	9.8
2051 unsecured senior notes	—	300,000	300,000	6.6%	3.38%	27.3
2052 unsecured senior notes	—	300,000	300,000	6.6%	4.30%	28.1
Total fixed rate debt	1,411,186	3,150,000	4,561,186	100.0%	4.15%	12.0

Total Debt	$1,411,186	$3,150,000	4,561,186	100.0%	4.15%	12.0

Unamortized discounts and loan costs			(58,073)
Total debt per balance sheet			$4,503,113

Maturity Schedule by Year (2)	Total Debt	% of Total
Remaining 2024	$482,967	10.6%
2025	10,302	0.2%
2026	10,302	0.2%
2027	10,302	0.2%
2028	510,302	11.2%
Thereafter	3,537,011	77.6%
Total	$4,561,186	100.0%
(1)Interest rates are as of March 31, 2024 and reflect the effect of any hedging instruments, as applicable.
(2)Years to maturity and maturity schedule reflect all debt on a fully extended basis. The AMH 2015-SFR1 securitization and AMH 2015-SFR2 securitization have anticipated repayment dates of April 9, 2025 and October 9, 2025, respectively. If the securitizations are not repaid by this date, the duration-adjusted weighted-average interest rate will increase by a minimum of 3.00%.
(3)The revolving credit facility bears interest at the Secured Overnight Financing Rate (“SOFR”), as adjusted for the Company’s SOFR spread, plus 0.90% as of period end.

Interest Expense Reconciliation

	For the Three Months Ended Mar 31,
(Amounts in thousands)	2024	2023
Interest expense per income statement and included in Core FFO attributable to common share and unit holders	$38,577	$35,882
Less: amortization of discounts, loan costs and cash flow hedges	(3,056)	(3,043)
Add: capitalized interest	14,222	13,088
Cash interest	$49,743	$45,927

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	18

AMH
Capital Structure and Credit Metrics as of March 31, 2024
(Amounts in thousands, except share and per share data)
(Unaudited)

Total Capitalization
Total Debt		$4,561,186	22.6%

Total preferred shares		230,000	1.1%

Common equity at market value:
Common shares outstanding	366,322,046
Operating partnership units	51,376,980
Total shares and units	417,699,026
NYSE AMH Class A common share closing price at March 31, 2024	$36.78
Market value of common shares and operating partnership units		15,362,970	76.3%

Total Capitalization		$20,154,156	100.0%

Preferred Shares	Earliest Redemption Date	Outstanding Shares			Annual Dividend Per Share	Annual Dividend Amount
Series			Per Share	Total
5.875% Series G Perpetual Preferred Shares	7/17/2022	4,600,000	$25.00	$115,000	$1.469	$6,756
6.250% Series H Perpetual Preferred Shares	9/19/2023	4,600,000	$25.00	115,000	$1.563	7,188
Total preferred shares		9,200,000		$230,000		$13,944

Credit Ratios		Credit Ratings
Net Debt and Preferred Shares to Adjusted EBITDAre	5.3 x	Rating Agency	Rating	Outlook
Fixed Charge Coverage	4.4 x	Moody's Investor Service	Baa2	Stable
Unencumbered Core NOI percentage	78.3%	S&P Global Ratings	BBB	Stable

Unsecured Senior Notes Covenant Ratios	Requirement		Actual
Ratio of Indebtedness to Total Assets	<	60.0%	29.7%
Ratio of Secured Debt to Total Assets	<	40.0%	9.2%
Ratio of Unencumbered Assets to Unsecured Debt	>	150.0%	409.0%
Ratio of Consolidated Income Available for Debt Service to Interest Expense	>	1.50 x	4.59 x

Unsecured Credit Facility Covenant Ratios	Requirement		Actual
Ratio of Total Indebtedness to Total Asset Value	<	60.0%	28.3%
Ratio of Secured Indebtedness to Total Asset Value	<	40.0%	8.6%
Ratio of Unsecured Indebtedness to Unencumbered Asset Value	<	60.0%	27.7%
Ratio of EBITDA to Fixed Charges	>	1.50 x	3.84 x
Ratio of Unencumbered NOI to Unsecured Interest Expense	>	1.75 x	6.51 x

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	19

AMH
Top 20 Markets Summary as of March 31, 2024
Property Information (1)

Market	Number of Properties	Percentage of Total Properties	Gross Book Value per Property	Avg. Sq. Ft.	Avg. Age (years)
Atlanta, GA	5,884	10.0%	$225,826	2,176	17.4
Charlotte, NC	4,115	7.0%	221,776	2,112	17.8
Dallas-Fort Worth, TX	4,016	6.9%	175,820	2,095	19.7
Phoenix, AZ	3,351	5.7%	214,956	1,841	19.4
Nashville, TN	3,334	5.7%	249,780	2,119	16.2
Jacksonville, FL	3,138	5.4%	220,172	1,927	14.4
Tampa, FL	2,913	5.0%	234,098	1,947	15.2
Indianapolis, IN	2,840	4.8%	174,289	1,927	21.1
Houston, TX	2,376	4.1%	178,485	2,083	18.3
Las Vegas, NV	2,271	3.9%	291,088	1,946	11.3
Raleigh, NC	2,193	3.7%	199,917	1,888	17.8
Columbus, OH	2,151	3.7%	196,305	1,881	21.3
Cincinnati, OH	2,122	3.6%	197,469	1,843	21.2
Orlando, FL	2,015	3.4%	222,387	1,912	18.1
Salt Lake City, UT	1,902	3.2%	305,553	2,245	17.4
Charleston, SC	1,554	2.7%	231,643	1,964	13.0
Greater Chicago area, IL and IN	1,535	2.6%	191,497	1,865	22.6
San Antonio, TX	1,243	2.1%	198,093	1,918	15.1
Savannah/Hilton Head, SC	1,050	1.8%	211,689	1,888	15.4
Seattle, WA (3)	1,034	1.8%	333,388	2,009	13.9
All Other (4)	7,578	12.9%	236,764	1,915	17.9
Total/Average	58,615	100.0%	$222,194	1,993	17.6
Leasing Information (1)

Market	Avg. Occupied Days Percentage (2)	Avg. Monthly Realized Rent per Property (2)	Avg. Change in Rent for Renewals (2)	Avg. Change in Rent for Re-Leases (2)	Avg. Blended Change in Rent (2)
Atlanta, GA	94.8%	$2,182	5.8%	4.9%	5.5%
Charlotte, NC	95.5%	2,105	6.4%	5.7%	6.2%
Dallas-Fort Worth, TX	94.7%	2,218	6.3%	6.7%	6.4%
Phoenix, AZ	94.3%	2,081	6.1%	2.9%	5.1%
Nashville, TN	95.3%	2,276	5.6%	5.6%	5.6%
Jacksonville, FL	94.2%	2,115	6.1%	3.9%	5.4%
Tampa, FL	94.2%	2,337	7.4%	5.2%	6.7%
Indianapolis, IN	97.8%	1,809	5.9%	5.8%	5.9%
Houston, TX	96.6%	1,989	5.6%	4.3%	5.3%
Las Vegas, NV	92.7%	2,222	4.2%	3.4%	4.0%
Raleigh, NC	95.5%	1,973	6.4%	4.7%	5.9%
Columbus, OH	96.6%	2,110	6.1%	6.0%	6.0%
Cincinnati, OH	97.3%	2,059	5.3%	5.1%	5.3%
Orlando, FL	95.5%	2,279	7.5%	5.8%	7.1%
Salt Lake City, UT	96.7%	2,380	4.4%	2.4%	3.8%
Charleston, SC	93.8%	2,230	5.6%	6.1%	5.8%
Greater Chicago area, IL and IN	97.7%	2,349	6.0%	6.3%	6.0%
San Antonio, TX	93.4%	1,926	4.4%	(0.6)%	2.9%
Savannah/Hilton Head, SC	96.5%	2,137	7.8%	9.8%	8.5%
Seattle, WA (3)	94.6%	2,362	5.8%	7.0%	6.2%
All Other (4)	95.0%	2,185	5.6%	4.8%	5.3%
Total/Average	95.3%	$2,156	5.9%	5.0%	5.7%
(1)Property and leasing information based on total single-family properties wholly owned, excluding properties held for sale.
(2)Reflected for the three months ended March 31, 2024.
(3)Reflects 139 properties reclassed from the Seattle, WA market to the Portland, OR market which is presented in the All Other grouping.
(4)Represents 15 markets in 13 states.

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	20

AMH
Property Additions

	1Q24 Additions
Market	Number of Properties	Average Total Investment Cost
Las Vegas, NV	106	$400,302
Atlanta, GA	59	362,927
Jacksonville, FL	46	351,140
Orlando, FL	40	360,083
Tampa, FL	35	357,167
Charlotte, NC	34	348,054
Seattle, WA	23	471,931
Charleston, SC	22	359,956
Nashville, TN	22	439,164
Raleigh, NC	19	236,549
Denver, CO	18	508,704
Tucson, AZ	17	368,455
Phoenix, AZ	12	443,410
Colorado Springs, CO	4	492,062
Boise, ID	3	442,594
Total/Average	460	$381,961

Property Dispositions

	Mar 31, 2024 Single-Family Properties Held for Sale	1Q24 Dispositions
Market		Number of Properties	Average Net Proceeds per Property
Greater Chicago area, IL and IN	81	15	$269,705
Houston, TX	73	75	239,953
Inland Empire, CA	71	8	456,805
Dallas-Fort Worth, TX	70	58	303,588
Atlanta, GA	44	38	317,585
Austin, TX	42	32	284,378
Tampa, FL	42	16	396,741
Phoenix, AZ	33	33	353,239
San Antonio, TX	32	20	243,887
Orlando, FL	28	28	330,968
Charlotte, NC	27	10	350,873
Indianapolis, IN	21	20	237,338
Nashville, TN	16	11	326,069
Charleston, SC	16	2	358,056
Boise, ID	15	—	—
Central Valley, CA	13	3	295,551
Bay Area, CA	12	2	642,259
Memphis, TN	12	17	249,105
Miami, FL	11	3	356,891
Milwaukee, WI	10	9	381,515
All Other (1)	59	71	346,379
Total/Average	728	471	$307,185
(1)Represents 15 markets in 10 states.

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	21

AMH
AMH Development Pipeline Summary as of March 31, 2024

	YTD 1Q24 Deliveries			Mar 31, 2024 Lots for Future Delivery
Market	Number of Properties	Average Total Investment Cost	Average Monthly Rent
Las Vegas, NV	106	$400,000	$2,560	1,136
Atlanta, GA	77	370,000	2,570	872
Jacksonville, FL	46	351,000	2,280	603
Orlando, FL	40	360,000	2,510	1,039
Phoenix, AZ	39	385,000	2,360	1,669
Tampa, FL	35	357,000	2,610	532
Charlotte, NC	34	348,000	2,650	254
Seattle, WA	23	472,000	3,060	522
Charleston, SC	22	360,000	2,340	873
Nashville, TN	22	439,000	2,760	352
Denver, CO	22	506,000	3,140	469
Boise, ID	3	443,000	2,420	160
Columbus, OH	—	—	—	546
Salt Lake City, UT	—	—	—	155
Raleigh, NC	—	—	—	66
Total/Average	469	$387,000	$2,570	9,248
Lots optioned				2,690
Total lots owned and optioned				11,938

Estimated Delivery Timing

	Dec 31, 2023 Lots for Future Delivery	YTD 1Q24 Net Additions/(Reductions) (2)	YTD 1Q24 Deliveries	Full Year Estimated 2024 Deliveries (3)	Deliveries Thereafter (3)
Wholly-owned development pipeline (1)	11,508	(222)	441	1,825 - 1,975	9,386
Joint venture development pipeline (1)(4)	1,121	—	28	375 - 425	721
Total development pipeline	12,629	(222)	469	2,200 - 2,400	10,107
(1)Reflects land pipeline and delivery timeline for projects that are intended either for the Company’s wholly-owned or joint venture portfolios.
(2)Represents the net of lots acquired and optioned and lots transferred to held for sale or disposed during the period.
(3)Reflects the Company’s latest development program estimates as of May 2, 2024.
(4)Represents two unconsolidated joint ventures for each of which the Company holds a 20% interest.

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	22

AMH
Lease Expirations

	MTM	2Q24	3Q24	4Q24	1Q25	Thereafter
Lease expirations	2,646	14,280	13,482	9,733	13,973	2,666

Share Repurchase
(Amounts in thousands, except share and per share data)

Share Repurchases
Period	Common Shares Repurchased	Purchase Price	Avg. Price Paid Per Share
2023	—	$—	$—
1Q24	—	—	—
Total	—	—	$—
	Remaining authorization:	$265,067

ATM Share History
(Amounts in thousands, except share and per share data)

	ATM Share Issuances			ATM Shares Sold Forward
Period	Common Shares Issued	Gross Proceeds	Avg. Issuance Price Per Share	Common Shares Sold Forward	Future Gross Proceeds	Avg. Price Per Share	Total ATM Gross Proceeds
2023	2,799,683	$101,958	$36.42	—	$—	$—	$101,958
1Q24	932,746	33,756	36.19	2,987,024	110,616	37.03	144,372
Total	3,732,429	$135,714	$36.36	2,987,024	$110,616	$37.03	246,330
						Remaining authorization:	$753,670

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	23

AMH
2024 Guidance
Set forth below are the Company’s current expectations with respect to full year 2024 Core FFO attributable to common share and unit holders and our underlying assumptions. In reliance on the exception provided by applicable SEC rules, the Company does not provide guidance for GAAP net income, the most comparable GAAP financial measure, or a reconciliation of 2024 Core FFO guidance to GAAP net income because we are unable to reasonably predict the following items which are included in GAAP net income: (i) gain on sale and impairment of single-family properties and other, net for consolidated properties and unconsolidated joint ventures, (ii) acquisition and other transaction costs and (iii) hurricane-related charges, net. The actual amounts for any and all of these items could significantly impact our 2024 GAAP net income and, as disclosed in our historical financial results, have significantly impacted GAAP net income in prior periods.
Guidance Summary

Full Year 2024 (Unchanged)
Core FFO attributable to common share and unit holders	$1.70 - $1.76
Core FFO attributable to common share and unit holders growth	2.4% - 6.0%

Same-Home
Core revenues growth	3.75% - 5.75%
Core property operating expenses growth	5.25% - 7.25%
Core NOI growth	3.00% - 5.00%

Full Year 2024 (Unchanged)
Investment Program	Properties	Investment
Wholly owned acquisitions	—	—
Wholly owned development deliveries	1,825 - 1,975	$700 - $800 million
Wholly owned land and development pipeline	—	$100 - $150 million
Pro rata share of JV and Property Enhancing Capex	—	$100 - $150 million
Total capital investment (wholly owned and pro rata JV)	1,825 - 1,975	$0.9 - $1.1 billion
Total gross capital investment (JVs at 100%)	2,200 - 2,400	$1.1 - $1.3 billion

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	24

AMH
Defined Terms and Non-GAAP Reconciliations
(Unaudited)

Average Blended Change in Rent
The percentage change in rent on all non-month-to-month lease renewals and re-leases during the period, compared to the annual rent of the previous expired non-month-to-month comparable long-term lease for each individual property.

Average Change in Rent for Re-Leases
The percentage change in annual rent on properties re-leased during the period, compared to the annual rent of the comparable long-term previous expired lease for each individual property.

Average Change in Rent for Renewals
The percentage change in rent on non-month-to-month comparable long-term lease renewals during the period.

Average Monthly Realized Rent
For the related period, Average Monthly Realized Rent is calculated as the lease component of rents and other single-family property revenues (i.e., rents from single-family properties) divided by the product of (a) number of properties and (b) Average Occupied Days Percentage, divided by the number of months. For properties partially owned during the period, this calculation is adjusted to reflect the number of days of ownership.

Average Occupied Days Percentage
The number of days a property is occupied in the period divided by the total number of days the property is owned during the same period after initially being placed in-service. This calculation excludes properties classified as held for sale except where presented for Total Single-Family Properties Wholly Owned in Core Net Operating Income – Total Portfolio.

Average Total Investment Cost
Reflects on a per property basis, depending on the property addition channel, (i) Estimated Total Investment Cost of traditional channel acquisitions, (ii) purchase price, including closing costs, or total internal development costs of newly constructed homes, or (iii) total purchase price, including historic pro rata investment cost of properties acquired through bulk or joint venture portfolio acquisitions.

Core Net Operating Income (“Core NOI”) and Same-Home Core NOI
Core NOI, which we also present separately for our Same-Home, unencumbered and encumbered portfolios, is a supplemental non-GAAP financial measure that we define as core revenues, which is calculated as rents and other single-family property revenues, excluding expenses reimbursed by tenant charge-backs, less core property operating expenses, which is calculated as property operating and property management expenses, excluding noncash share-based compensation expense and expenses reimbursed by tenant charge-backs.

Core NOI also excludes (1) gain or loss on early extinguishment of debt, (2) hurricane-related charges, net, which result in material charges to our single-family property portfolio, (3) gains and losses from sales or impairments of single-family properties and other, (4) depreciation and amortization, (5) acquisition and other transaction costs incurred with business combinations and the acquisition or disposition of properties as well as nonrecurring items unrelated to ongoing operations, (6) noncash share-based compensation expense, (7) interest expense, (8) general and administrative expense, and (9) other income and expense, net. We believe Core NOI provides useful information to investors about the operating performance of our single-family properties without the impact of certain operating expenses that are reimbursed through tenant charge-backs.

25

AMH
Defined Terms and Non-GAAP Reconciliations (continued)
(Unaudited)

Core NOI and Same-Home Core NOI should be considered only as supplements to net income or loss as a measure of our performance and should not be used as measures of our liquidity, nor are they indicative of funds available to fund our cash needs, including our ability to pay dividends or make distributions. Additionally, these metrics should not be used as substitutes for net income or loss or net cash flows from operating activities (as computed in accordance with GAAP).

Refer to Select Non-GAAP Reconciliations – Core Net Operating Income for reconciliations of core revenues, Same-Home core revenues, core property operating expenses, Same-Home core property operating expenses, Core NOI, Same-Home Core NOI, Unencumbered Core NOI and Encumbered Core NOI to their respective GAAP metrics.

Credit Ratios
We present the following selected metrics because we believe they are helpful as supplemental measures in assessing the Company’s ability to service its financing obligations and in evaluating balance sheet leverage against that of other real estate companies. The tables below reconcile these metrics, which are calculated in part based on several non-GAAP financial measures.
Net Debt and Preferred Shares to Adjusted EBITDAre

(Amounts in thousands)	Mar 31, 2024	Dec 31, 2023	Sep 30, 2023	Jun 30, 2023	Mar 31, 2023
Total Debt	$4,561,186	$4,517,158	$4,433,095	$4,438,629	$4,444,863
Less: cash and cash equivalents	(124,826)	(59,385)	(69,514)	(199,601)	(255,559)
Less: asset-backed securitization certificates	—	(25,666)	(25,666)	(25,666)	(25,666)
Less: restricted cash related to securitizations	(33,243)	(42,278)	(52,382)	(45,289)	(42,365)
Net debt	$4,403,117	$4,389,829	$4,285,533	$4,168,073	$4,121,273
Preferred shares at liquidation value	230,000	230,000	230,000	230,000	230,000
Net debt and preferred shares	$4,633,117	$4,619,829	$4,515,533	$4,398,073	$4,351,273

Adjusted EBITDAre - TTM	$875,707	$860,086	$842,366	$827,550	$809,987

Net Debt and Preferred Shares to Adjusted EBITDAre	5.3 x	5.4 x	5.4 x	5.3 x	5.4 x
Fixed Charge Coverage

(Amounts in thousands)	For the Trailing Twelve Months Ended Mar 31, 2024
Interest expense per income statement	$142,893
Less: amortization of discounts, loan costs and cash flow hedges	(12,292)
Add: capitalized interest	56,366
Cash interest	186,967
Dividends on preferred shares	13,944
Fixed charges	$200,911

Adjusted EBITDAre - TTM	$875,707

Fixed Charge Coverage	4.4 x
Unencumbered Core NOI Percentage

	For the Three Months Ended				For the Trailing Twelve Months Ended Mar 31, 2024
(Amounts in thousands)	Jun 30, 2023	Sep 30, 2023	Dec 31, 2023	Mar 31, 2024
Unencumbered Core NOI (1)	$174,898	$176,066	$184,323	$186,235	$721,522
Core NOI	223,461	224,824	235,627	237,670	921,582
Unencumbered Core NOI Percentage (1)					78.3%
(1)Unencumbered Core NOI for each quarter and Unencumbered Core NOI Percentage reflect the unencumbered portfolio as of March 31, 2024.

26

AMH
Defined Terms and Non-GAAP Reconciliations (continued)
(Unaudited)

EBITDA / EBITDAre / Adjusted EBITDAre / Fully Adjusted EBITDAre / Adjusted EBITDAre Margin / Fully Adjusted EBITDAre Margin
EBITDA is defined as earnings before interest, taxes, depreciation and amortization. EBITDA is a non-GAAP financial measure and is used by us and others as a supplemental measure of performance. EBITDAre is a supplemental non-GAAP financial measure, which we calculate in accordance with the definition approved by the National Association of Real Estate Investment Trusts (“NAREIT”) by adjusting EBITDA for gains and losses from sales or impairments of single-family properties and adjusting for unconsolidated partnerships and joint ventures on the same basis. Adjusted EBITDAre is a supplemental non-GAAP financial measure calculated by adjusting EBITDAre for (1) acquisition and other transaction costs incurred with business combinations and the acquisition or disposition of properties as well as nonrecurring items unrelated to ongoing operations, (2) noncash share-based compensation expense, (3) hurricane-related charges, net, which result in material charges to our single-family property portfolio, and (4) gain or loss on early extinguishment of debt. Fully Adjusted EBITDAre is a supplemental non-GAAP financial measure calculated by adjusting Adjusted EBITDAre for (1) Recurring Capital Expenditures and (2) leasing costs. Adjusted EBITDAre Margin is a supplemental non-GAAP financial measure calculated as Adjusted EBITDAre divided by rents and other single-family property revenues, net of tenant charge-backs and adjusted for income from unconsolidated joint ventures. Fully Adjusted EBITDAre Margin is a supplemental non-GAAP financial measure calculated as Fully Adjusted EBITDAre divided by rents and other single-family property revenues, net of tenant charge-backs and adjusted for income from unconsolidated joint ventures. We believe these metrics provide useful information to investors because they exclude the impact of various income and expense items that are not indicative of operating performance.

27

AMH
Defined Terms and Non-GAAP Reconciliations (continued)
(Unaudited)

The following is a reconciliation of net income, as determined in accordance with GAAP, to EBITDA, EBITDAre, Adjusted EBITDAre, Fully Adjusted EBITDAre, Adjusted EBITDAre Margin and Fully Adjusted EBITDAre Margin for the three months ended March 31, 2024 and 2023 (amounts in thousands):

	For the Three Months Ended Mar 31,
	2024	2023
Net income	$128,095	$137,699
Interest expense	38,577	35,882
Depreciation and amortization	115,726	112,717
EBITDA	$282,398	$286,298

Gain on sale and impairment of single-family properties and other, net	(68,901)	(84,659)
Adjustments for unconsolidated joint ventures	1,597	510
EBITDAre	$215,094	$202,149

Noncash share-based compensation - general and administrative	6,839	3,743
Noncash share-based compensation - property management	1,444	1,066
Acquisition, other transaction costs and other	3,324	5,076
Loss on early extinguishment of debt	954	—
Adjusted EBITDAre	$227,655	$212,034

Recurring Capital Expenditures	(14,124)	(14,193)
Leasing costs	(795)	(808)
Fully Adjusted EBITDAre	$212,736	$197,033

Rents and other single-family property revenues	$423,555	$397,703
Less: tenant charge-backs	(57,337)	(55,395)
Adjustments for unconsolidated joint ventures - income	2,998	3,295
Rents and other single-family property revenues, net of tenant charge-backs and adjustments for unconsolidated joint ventures	$369,216	$345,603

Adjusted EBITDAre Margin	61.7%	61.4%

Fully Adjusted EBITDAre Margin	57.6%	57.0%

28

AMH
Defined Terms and Non-GAAP Reconciliations (continued)
(Unaudited)

The following is a reconciliation of net income, as determined in accordance with GAAP, to EBITDA, EBITDAre and Adjusted EBITDAre for the following trailing twelve month periods (amounts in thousands):

	For the Trailing Twelve Months Ended
	Mar 31, 2024	Dec 31, 2023	Sep 30, 2023	Jun 30, 2023	Mar 31, 2023
Net income	$422,538	$432,142	$444,996	$418,569	$377,710
Interest expense	142,893	140,198	141,356	143,229	143,186
Depreciation and amortization	459,559	456,550	453,622	448,078	439,294
EBITDA	$1,024,990	$1,028,890	$1,039,974	$1,009,876	$960,190

Gain on sale and impairment of single-family properties and other, net	(194,076)	(209,834)	(238,159)	(229,021)	(199,074)
Adjustments for unconsolidated joint ventures	4,798	3,711	2,846	2,482	1,225
EBITDAre	$835,712	$822,767	$804,661	$783,337	$762,341

Noncash share-based compensation - general and administrative	19,475	16,379	15,851	15,081	15,031
Noncash share-based compensation - property management	4,408	4,030	3,866	3,928	3,928
Acquisition, other transaction costs and other	15,158	16,910	17,988	19,071	22,554
Hurricane-related charges, net	—	—	—	6,133	6,133
Loss on early extinguishment of debt	954	—	—	—	—
Adjusted EBITDAre	$875,707	$860,086	$842,366	$827,550	$809,987

Estimated Total Investment Cost
Represents the sum of purchase price, closing costs and if applicable, estimated initial renovation costs for homes purchased through traditional broker and trustee channels.

FFO / Core FFO / Adjusted FFO attributable to common share and unit holders
FFO attributable to common share and unit holders is a non-GAAP financial measure that we calculate in accordance with the definition approved by NAREIT, which defines FFO as net income or loss calculated in accordance with GAAP, excluding gains and losses from sales or impairment of real estate, plus real estate-related depreciation and amortization (excluding amortization of deferred financing costs and depreciation of non-real estate assets), and after adjustments for unconsolidated partnerships and joint ventures to reflect FFO on the same basis.

Core FFO attributable to common share and unit holders is a non-GAAP financial measure that we use as a supplemental measure of our performance. We compute this metric by adjusting FFO attributable to common share and unit holders for (1) acquisition and other transaction costs incurred with business combinations and the acquisition or disposition of properties as well as nonrecurring items unrelated to ongoing operations, (2) noncash share-based compensation expense, (3) hurricane-related charges, net, which result in material charges to our single-family property portfolio, (4) gain or loss on early extinguishment of debt and (5) the allocation of income to our perpetual preferred shares in connection with their redemption.

Adjusted FFO attributable to common share and unit holders is a non-GAAP financial measure that we use as a supplemental measure of our performance. We compute this metric by adjusting Core FFO attributable to common share and unit holders for (1) Recurring Capital Expenditures that are necessary to help preserve the value and maintain functionality of our properties and (2) capitalized leasing costs incurred during the period. As a portion of our homes are recently developed, acquired and/or renovated, we estimate Recurring Capital Expenditures for our entire portfolio by multiplying (a) current period actual Recurring Capital Expenditures per Same-Home Property by (b) our total number of properties, excluding newly acquired non-stabilized properties and properties classified as held for sale.

29

AMH
Defined Terms and Non-GAAP Reconciliations (continued)
(Unaudited)

We present FFO attributable to common share and unit holders, as well as on a per FFO share and unit basis, because we consider this metric to be an important measure of the performance of real estate companies, as do many investors and analysts in evaluating the Company. We believe that FFO attributable to common share and unit holders provides useful information to investors because this metric excludes depreciation, which is included in computing net income and assumes the value of real estate diminishes predictably over time. We believe that real estate values fluctuate due to market conditions and in response to inflation. We also believe that Core FFO and Adjusted FFO attributable to common share and unit holders, as well as on a per FFO share and unit basis, provide useful information to investors because they allow investors to compare our operating performance to prior reporting periods without the effect of certain items that, by nature, are not comparable from period to period.

FFO, Core FFO and Adjusted FFO attributable to common share and unit holders are not a substitute for net income or net cash provided by operating activities, each as determined in accordance with GAAP, as a measure of our operating performance, liquidity or ability to pay dividends. These metrics also are not necessarily indicative of cash available to fund future cash needs. Because other REITs may not compute these measures in the same manner, they may not be comparable among REITs.

Refer to Funds from Operations for a reconciliation of these metrics to net income attributable to common shareholders, determined in accordance with GAAP.

The following are reconciliations of property management expenses and general administrative expense, as determined in accordance with GAAP, to property management expenses, net of tenant charge-backs and excluding noncash share-based compensation expense, and general and administrative expense, excluding noncash share-based compensation expense, as included in Core FFO attributable to common share and unit holders (amounts in thousands):

	For the Three Months Ended Mar 31,
	2024	2023
Property management expenses	$31,402	$30,800
Less: tenant charge-backs	(1,935)	(1,740)
Less: noncash share-based compensation - property management	(1,444)	(1,066)
Property management expenses, net	$28,023	$27,994

General and administrative expense	$21,885	$17,855
Less: noncash share-based compensation - general and administrative	(6,839)	(3,743)
General and administrative expense, net	$15,046	$14,112

30

AMH
Defined Terms and Non-GAAP Reconciliations (continued)
(Unaudited)

The following is a reconciliation of net income per common share–diluted to FFO attributable to common share and unit holders, Core FFO attributable to common share and unit holders and Adjusted FFO attributable to common share and unit holders on a per share and unit basis for the three months ended March 31, 2024 and 2023:

	For the Three Months Ended Mar 31,
	2024	2023
Net income per common share–diluted	$0.30	$0.32
Adjustments:
Conversion from GAAP share count	(0.04)	(0.04)
Noncontrolling interests in the Operating Partnership	0.04	0.04
Gain on sale and impairment of single-family properties and other, net	(0.17)	(0.21)
Depreciation and amortization	0.28	0.28
Less: depreciation and amortization of non-real estate assets	(0.01)	(0.01)
FFO attributable to common share and unit holders	$0.40	$0.38
Adjustments:
Acquisition, other transaction costs and other	0.01	0.02
Noncash share-based compensation - general and administrative	0.02	0.01
Core FFO attributable to common share and unit holders	$0.43	$0.41
Recurring Capital Expenditures	(0.03)	(0.04)
Adjusted FFO attributable to common share and unit holders	$0.40	$0.37

FFO Shares and Units
Includes weighted-average common shares and operating partnership units outstanding, as well as potentially dilutive securities.

Occupied Property
A property is classified as occupied upon commencement (i.e., start date) of a lease agreement, which can occur contemporaneously with or subsequent to execution (i.e., signature).

Property Enhancing Capex
Includes elective capital expenditures to enhance the operating profile of a property, such as investments to increase future revenues or reduce maintenance expenditures.

Recurring Capital Expenditures
For our Same-Home portfolio, Recurring Capital Expenditures includes replacement costs and other capital expenditures recorded during the period that are necessary to help preserve the value and maintain functionality of our properties. For our total portfolio, we calculate Recurring Capital Expenditures by multiplying (a) current period actual Recurring Capital Expenditures per Same-Home property by (b) our total number of properties, excluding newly acquired non-stabilized properties and properties classified as held for sale.

31

AMH
Defined Terms and Non-GAAP Reconciliations (continued)
(Unaudited)

Retained Cash Flow
Retained Cash Flow is a non-GAAP financial measure that we believe is helpful as a supplemental measure in assessing the Company’s liquidity. This metric is computed by reducing Adjusted FFO attributable to common share and unit holders by common distributions.

Refer to Funds from Operations for a reconciliation of Adjusted FFO attributable to common share and unit holders to net income attributable to common shareholders, determined in accordance with GAAP. The following is a reconciliation of Adjusted FFO attributable to common share and unit holders to Retained Cash Flow (amounts in thousands):

For the Three Months Ended Mar 31, 2024
Adjusted FFO attributable to common share and unit holders	$166,018
Common distributions	(109,247)
Retained Cash Flow	$56,771

Same-Home Property
A property is classified as Same-Home if it has been stabilized longer than 90 days prior to the beginning of the earliest period presented under comparison. A property is removed from Same-Home if it has been classified as held for sale or has experienced a casualty loss.

Stabilized Property
A property acquired individually (i.e., not through a bulk purchase) is classified as stabilized once it has been renovated by the Company or newly constructed and then initially leased or available for rent for a period greater than 90 days. Properties acquired through a bulk purchase are first considered non-stabilized, as an entire group, until (1) we have owned them for an adequate period of time to allow for complete on-boarding to our operating platform, and (2) a substantial portion of the properties have experienced tenant turnover at least once under our ownership, providing the opportunity for renovations and improvements to meet our property standards. After such time has passed, properties acquired through a bulk purchase are then evaluated on an individual property basis under our standard stabilization criteria.

Total Capitalization
Includes the market value of all outstanding common shares and operating partnership units (based on the NYSE AMH Class A common share closing price as of period end), the current liquidation value of preferred shares as of period end and Total Debt.

Total Debt
Includes principal balances on asset-backed securitizations, unsecured senior notes and borrowings outstanding under our revolving credit facility as of period end, and excludes unamortized discounts and unamortized deferred financing costs.

Turnover Rate
The number of tenant move-outs during the period divided by the total number of properties.

32

AMH
Defined Terms and Non-GAAP Reconciliations (continued)
(Unaudited)

Unsecured Senior Notes Covenant Ratios and Unsecured Credit Facility Covenant Ratios
Debt covenant compliance ratios for the unsecured senior notes show the Company’s compliance with selected covenants provided in the Indenture dated as of February 7, 2018, as supplemented by the First Supplemental Indenture dated as of February 7, 2018 for the 2028 Unsecured Senior Notes, the Second Supplemental Indenture dated as of January 23, 2019 for the 2029 Unsecured Senior Notes, the Third Supplemental Indenture dated as of July 8, 2021 for the 2031 Unsecured Senior Notes, the Fourth Supplemental Indenture dated as of July 8, 2021 for the 2051 Unsecured Senior Notes, the Fifth Supplemental Indenture dated as of April 7, 2022 for the 2032 Unsecured Senior Notes, the Sixth Supplemental Indenture dated as of April 7, 2022 for the 2052 Unsecured Senior Notes, and the Seventh Supplemental Indenture dated as of January 30, 2024 for the 2034 Unsecured Senior Notes, which have been filed as exhibits to the Company’s SEC reports. The ratios for the Unsecured Credit Facility covenants show the Company’s compliance with selected covenants provided in the Amended and Restated Credit Agreement dated as of April 15, 2021, which has been filed as an exhibit to the Company’s SEC reports.

The debt covenant compliance ratios are provided only to show the Company’s compliance with certain covenants contained in the Indenture governing its unsecured debt securities and in the Credit Agreement, as of the date reported. These ratios should not be used for any other purpose, including without limitation to evaluate the Company’s financial condition or results of operations, nor do they indicate the Company’s covenant compliance as of any other date or for any other period. The capitalized terms in the disclosure are defined in the Indenture or the Credit Agreement, and may differ materially from similar terms used elsewhere in this document and used by other companies that present information about their covenant compliance. For risks related to failure to comply with these covenants, see “Risk Factors – Risks Related to Our Business” and other risks discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, and in the Company’s subsequent filings with the SEC.

33

Executive Management

David P. Singelyn	Christopher C. Lau
Chief Executive Officer	Chief Financial Officer and Senior Executive Vice President

Bryan Smith	Sara H. Vogt-Lowell
Chief Operating Officer	Chief Legal Officer and Secretary

AMH Diversified Portfolio

Corporate Information	Investor Relations
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Las Vegas, NV 89119	investors@amh.com
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